                     DATE OF COMMENCEMENT 1ST AUGUST 1997
                     ------------------------------------





                              FRANCHISE AGREEMENT





                                    BETWEEN





                               A. G. BARR P.L.C.





                                      AND





                  AMERICAN CRAFT BREWING INTERNATIONAL LIMITED

                              FRANCHISE AGREEMENT



THIS FRANCHISE AGREEMENT is made BETWEEN:


(1) A.G. BARR P.L.C. a company incorporated in accordance with the law of Scotland (with registered number 5653 Scotland) whose registered office is at 1306 Gallowgate, Glasgow, Scotland G3 4DS ("the Company"); and


(2) AMERICAN CRAFT BREWING INTERNATIONAL LIMITED whose registered office is at (One Galleria Boulevard, Suite 1714, Metairie, Louisiana 7000l ("the Franchisee").


It is hereby AGREED between the Company and the Franchisee as follows:-


DEFINITIONS


In this Agreement unless the context otherwise requires:-


a)   "this Agreement" shall mean this Franchise Agreement and the Schedule;


b) "Concentrate" shall mean the essences and powdered material which are part of the System and which are to be supplied by the Company pursuant to this Agreement;


e) "the Date of Commencement" shall mean 1st August 1997 notwithstanding the date or dates of signing this Agreement by the parties;


d) "Finished Drink" shall mean the amount of any of the Products in ready to drink form;


e) "the Franchise" shall mean the franchise granted by the Company to the Franchisee in terms of this Agreement;


f) "the Products" shall mean the Company's products specified in Part 1 of this Schedule;


g)   "the Schedule" shall mean the Schedule annexed hereto with its several
     Parts;


h) "the System" shall mean the recipes and manufacturing procedures established by the Company for the Products as the same may be amended or changed from time to time;

i)   "FOB Price" shall mean the price delivered U.K port;


j) "the Term" shall mean the period of this Agreement from the Date of Commencement until its termination in terms hereof;


k)   "the Territory" shall mean The United States of America;


I) "Year" shall mean a period of 12 months except for the first year (Year 1) of the Agreement which will commence on 1st August 1997 and end on 31st January 1999;


WHEREAS:


(A) The Company manufactures a range of soft drinks under various trade names according to the System at its factories in the United Kingdom.


(B) The Franchisee wishes to manufacture certain Products in accordance with the System and to market and distribute them within the Territory.


(C) The Company's trademark for the Product "Irn-Bru" is registered in the Territory under Registration Number 1672002.


1.   FRANCHISE


The Company hereby grants to the Franchisee for the duration of the Term the sole and exclusive franchise to manufacture, market and distribute the Products in the territory under the Company's applicable trade names and in accordance with the System on the terms and conditions hereinafter set forth.


2.   PERIOD


This Agreement shall commence on the Date of Commencement and, subject to the provisions of Clause 12.01 and 12.02, shall continue until 31st January in the year 2003 and thereafter until terminated by either party pursuant to Clause
12.02 or 12.03 hereof.


3.   EXCLUSIVITY


The Company will not prior to or during the Term operate or license any person other than the Franchisee to manufacture, market or distribute the Products in the Territory.

4.   ESTABLISHMENT OF THE FRANCHISE


4.01 The Company shall provide the Franchisee with all information, data, recipes and food product specifications necessary


     (1) for the Franchisee to manufacture the Products in accordance with the System to the high standards achieved by the Company in its manufacture of the Products and


     (2) to enable the Franchisee to market and distribute the Products and shall keep the Franchisee promptly informed of any alterations or improvements which it may make to the System from time to time.


4.02 The Company shall provide the Franchisee with such reasonable technical assistance as may be required by the Franchisee to commence manufacture of the Products in accordance with the System.


4.03 The Company shall provide the Franchisee when reasonably requested to do so with the general services of its Export Department on a free-of-charge basis. Any other specific assistance required will be paid for at cost by the Franchisee.


4.04 The Franchisee shall at its own expense obtain such consents, licences and permissions as may be necessary for the proper manufacture of the Products in accordance within the System in the Territory.


4.05 The Franchisee shall endeavour to commence manufacture of the Products in accordance with the System in the Territory and begin marketing and distributing the Products as soon as reasonably possible and in any event not later than six months after the Date of Commencement.


4.06 The Franchisee will prepare a marketing plan and deliver such plan to the Company prior to the Date of Commencement and by 1st December of each subsequent year of this Agreement indicating the level of marketing expenditure proposed for the following Year (or in respect of the first such plan, for the Period from the Date of Commencement until 31st January
     1999). The Company will indicate their formal approval or otherwise within 30 days of receiving the plan. The expenditure specified in the marketing plan, and agreed by the Company, will be shared between the Franchisee and the Company in accordance with Part 4 of the Schedule.


4.07 The total marketing expenditure will be limited to a maximum of (Pounds)50,000 for each of the first three years of the Agreement unless otherwise agreed in writing by both parties and shall be shared in accordance with the proportions laid out in Part 4 of the Schedule.

5.   FRANCHISEE'S UNDERTAKINGS


5.0l The Franchisee hereby undertakes to the Company that it will at all times during the Term and in the case of Clause 5.01 (r) for a further period of one year after the end of the Term, observe and perform the terms and conditions set out in this Agreement and in particular it will:


     (a) manufacture the Products in conformity in all respects with the System and the high standards of the Company as to which conformity the Company shall be the sole judge;


     (b) manufacture, market and distribute the Products in accordance with the highest business standards and in compliance with all such policies and operating standards as may from time to time be specified by the Company and not do any act which will or may reflect adversely upon the business integrity or goodwill of the Company or upon the standards of quality of the System;


     (c) ensure that all premises and equipment used in the manufacture of the Products are kept and maintained in a safe, efficient, clean and presentable condition, of which condition the Company shall be the sole judge;


     (d) comply with all laws and government regulations applicable to the manufacture, marketing and distribution of the Products, including all statutory and other requirements relating to dispatch, labelling, weight, quality and volume of the Products;


     (e) obtain and keep in full force and effect at all times policies of insurance covering public liability including claims arising as a result of Products manufactured by the Franchisee failing to conform with the System;


     (f) retain 4 production samples following each occasion when production takes place for a period of nine months from that date and during the first 2 years of production with any given bottler to courier 2 samples at the Franchisee's expense to the Company within 7 days of manufacture of such samples. Thereafter, to dispatch one case of samples of Finished Drink each quarter, from each bottler, at the Franchisee's expense, to the Company;


     (g) permit the Company and its authorised representatives during normal working hours and with prior notice to inspect the premises used by the Franchisee for manufacture of the Products and inspect the Franchisee's equipment and operations and call for production to them of samples of the Products for analysis or testing by the Company for the purpose of ascertaining whether the provisions of this Agreement are being complied with;

     (h) purchase from the Company or from suppliers nominated by the Company in reasonably regular quantities the Concentrates required for the manufacture of the Products in accordance with the System and not re-sell or otherwise dispose of the said Concentrates otherwise than in accordance with the terms of this Agreement;


     (i) ensure that all Products, bottles and containers for Products and related cartons and packaging bear a distinctive label or style, the design and format of which shall first be approved in writing by the Company and which shall be used by the Franchisee exclusively for the purpose of the Franchise;


     (j) use the Company's established trade names and registered trade marks for the appropriate Products as directed by the Company and not permit any variation to be made to such trade names or trade marks, which shall be used by the Franchisee exclusively for the purposes of the Franchise;


     (k) use its best endeavours (a) to promote the Products within the Territory in accordance with the marketing plan agreed pursuant to Clause 4.06 (subject only to the prior written approval of the Company to the form, manner and wording of all advertising material used) and
          (b) to achieve the minimum annual sales as set out in Part 3 of the Schedule;


     (l) not use the Company's trade names, premises, equipment, promotional material, packaging, paper products, stationery or other items or materials purchased, leased or obtained for the purpose of operation of the Franchise except for that purpose;


     (m) not use the Company's trade names or any other mark or name used in connection with the Franchise as a corporate or company name or as part of a corporate or company name without the prior written consent of the Company;


     (n) if at any time any of the trade names of the Company shall be registered as trade marks or service marks, do all such acts and things and enter into all such deeds and documents as may be necessary for the protection of the validity or registration of such trade marks or service marks (including, where appropriate, a registered user agreement to enable the Franchisee to be registered as a registered user of the trade or service marks);


     (o) establish and maintain a distribution system to make the Products available to customers throughout the whole of the Territory;


     (p) supply to the Company in respect of each period of three months during the Term (and within twenty days after the end of such period), a short report as to the operation of the Franchise including sales figures expressed in litres of Finished Drink in the Territory and on such matters on which the Company may reasonably require regular reporting from time to time and permit the Company's representatives at any time during normal business hours on reasonable notice to the Franchisee to inspect, and if required, to provide copies to the Company of its accounts and records with regard to the manufacture and sale of the Products;


     (q) by 28th February in each year of this Agreement provide to the Company a certificate signed by the Chief Executive Officer of the Franchisee as to the amount of literage sales of Finished Drink sold by the Franchisee in the Territory during the preceding year (or in respect of the first year from the Date of Commencement until 31st January
          1999);


     (r) not be engaged, concerned or interested either directly or indirectly in the manufacture in the Territory of any product similar in taste, colour, name or design to the Products which might compete or interfere with the Franchise or with the business of a successor to the Franchisee as franchisee of the Company in the Territory.


5.02 If during the Term the Franchisee shall discover or devise any improvements to the System or which may otherwise be applicable to the Franchise, it shall forthwith provide the Company with full details thereof and the Company shall be entitled to make use thereof (and to permit other franchisees to make use thereof) both during and after the termination of this Agreement. If required by the Company the Franchisee shall grant and deliver to the Company any documents required to transfer to the Company all rights to such improvements.


5.03 For the avoidance of doubt, the Franchisee shall not knowingly sell the Products or offer the Products to any person for re-sale outside the Territory.


6.   COMPANY'S UNDERTAKINGS


6.01 The Company hereby undertakes to the Franchisee that (subject to the provisions of Clause 6.02) it will at all times during the Term:


     (a) permit the Franchisee to operate the Franchise under the Company's trade names and to use the trade names (or such other names or words as may from time to time be specified or approved in writing by the Company) in advertising the Products and in telephone, trade and other directory entries provided that the use of such names or words shall make it clear that the Franchisee is a franchisee of the Company;


     (b) consult with the Franchisee and give to the Franchisee the benefit of its knowledge and experience of problems relating to the manufacture, marketing and distribution of the Products;

     (c) extend to the Franchisee the benefit of such advertising as the Company shall in its discretion provide in relation to the Products generally;


     (d) use all reasonable endeavours so far as permitted by law to safeguard the Franchise including the taking of such steps as may be available to it to prevent the infringement of the Franchisee's rights under the Franchise;


     (e) deliver the Concentrates required for manufacture of the Products in accordance with the System FOB U.K. port within a reasonable time of an order being received in writing from the Franchisee unless prevented from doing so by circumstances out of the Company's control.


6.02 Notwithstanding anything herein contained the Company reserves the rights to add to, withdraw or change any part of the System from time to time after having due regard to the interests of the Franchisee.


6.03 Risk in the Concentrate supplied by the Company shall pass to the Franchisee once goods have passed over the ship's rail at the U.K. port of shipment.


7.   INTELLECTUAL PROPERTY RIGHTS


7.0 The Company warrants that it is entitled to franchise the intellectual property rights comprised in the System in accordance with the provisions of this Agreement.


7.02 The Company acknowledges that during the Term the Franchisee shall have exclusive rights in the Territory:


     (a) to the System and all copyrights, trade mark registrations, patents and other intellectual property rights now or hereafter existing, applied for or granted in connection with the System;


     (b) to use and franchise others to use the System within the limits of this Agreement and, in particular, the trade names and all goodwil1 therein including all goodwill accruing to the use of the trade names by the Franchisee but the foregoing right shall be strictly subject to the prior written consent and approval of any appointment and its term by the Company, which shall not be unreasonably withheld;


7.03 (a) The Franchisee will notify the Company forthwith of any circumstances coming to its attention which may constitute an infringement of any trade mark belonging to the Company which may have been registered to protect the trade names or any copyright applicable to the trade names and shall take such reasonable action in connection therewith as the Company may direct at the expense of the Company. The Company shall not be obliged to take any action following an infringement and will have the sole right to control any legal proceedings concerning its trade names.


     (b) The Franchisee shall at the expense of the Company take such action in relation to the use of the trade names belonging to the Company in the operation of the Franchise as the Company may from time to time direct in order to make clear that such trade names are the subject of copyright or trade mark protection.


8.   PAYMENTS AND PAYMENT PROCEDURE


8.01 In consideration of the Franchise and other rights granted and assistance agreed to be rendered hereunder the Franchisee shall pay:


     (a) the price for the Concentrate required for the manufacture of the Products in accordance with the System;


     (b) all seafreight charges import duty, tax and other charges in relation to the Concentrate including landing charges at the port of disembarkation, demurrage and inland freight charges within the Territory.


8.02 The FOB Price for Concentrate shall be as set out in Part 2 of the Schedule as varied from time to time by the Company giving written notice thereof to the Franchisee.


8.03 The price for each consignment of Concentrate ordered by the Franchisee shall be paid in US dollars (or in such other currency as the Company shall direct) to the Company in Glasgow by the sixtieth day from date of invoice.


9.   INDEMNITY


9.01 The Franchisee shall indemnify and keep indemnified the Company against all liabilities, losses, proceedings, claims, costs and expenses of whatever nature which may arise in any way whatsoever or which the Company may suffer, incur or sustain out of any act, neglect or default of the Franchisee or its agents or employees in the conduct of the Franchise in the Territory provided that such losses are not due to any act or default of the Company.


9.02 In the event of any claim being made or threatened against the Franchisee for its authorised use of the trademark Irn-Bru, then the Franchisee shall;

      (a) intimate such claim in writing forthwith to the Company providing full details thereof and an assessment of the validity and seriousness of the claim;


      (b) permit the Company if it wishes to conduct the defence of such claim on behalf of the Franchisee (and the Franchisee shall co-operate fully with the Company in relation thereto) including the right to settle such claim on such terms as shall be within the sole discretion of the Company subject to the Company meeting the whole cost of dealing with such defence or settlement, including all legal expenses;


      (c) comply with the Company's written directions in relation to such claim.


      Subject to the Franchisee implementing its obligations under this Agreement, if the Franchisee suffers any loss as a direct consequence of any such claim having complied with the Company's requirements and directions in respect of any such claim (but not otherwise) the Company shall fully indemnify and hold harmless the Franchisee for that claim including its reasonable attorneys fees and costs, related expenses and damage awards.


      In the absence of any specific direction from the Company, the Franchisee shall be obliged to take such steps as may be reasonably necessary to mitigate its loss.


10.   CONFIDENTIALITY


10.01 The Franchisee shall at all times both during the Term and afterwards keep secret and confidential all information provided to it with regard to the System and the Products save such as shall be or shall become in the public domain other than by the fault of the Franchisee.


10.02 The Franchisee shall not at any time without prior written consent of the Company disclose any information received from the Company in relation to the Company's business or the System or the Products to any third party other than those employees of the Franchisee or employees of any contract bottler who are required to receive such information in the course of their duties and who shall be bound by a similar appropriate confidentiality undertaking.


11.   FORCE MAJEURE


Neither of the parties to this Agreement shall be responsible to the other party for any delay in performance or non-performance of its obligations hereunder due to any cause beyond its reasonable control, but the affected party shall promptly upon the occurrence of any such delay or non-performance inform the other party in writing thereof and thereafter such other party shall use its reasonable endeavours to comply with the terms of this Agreement as fully and as promptly as possible.


12.   EVENTS OF TERM1NATION


12.01 The Company shall have the right


      (1) to terminate this Agreement pursuant to Clause 14.01 of this Agreement and


      (2) at any time by giving notice in writing to the Franchisee to terminate this Agreement forthwith in any of the following events:


           (a) if the Franchisee commits a material breach of any of the terms or conditions of this Agreement and fails to remedy the same within 30 days of being required by the Company so to do;


           (b) if the Franchisee is unable to pay its debts as they fall due or a petition is presented or meeting convened for the purposes of winding the Franchisee up or a petition is presented or an order is made for the appointment of an administrator of the Franchisee or the Franchisee enters into liquidation whether compulsorily or voluntarily or compounds with its creditors generally or has a receiver appointed of all or any part of its assets or takes or suffers any similar action in consequence of debt or any event occurs which is the legal equivalent of any of the foregoing under the laws of the local or national jurisdiction;


           (c) if without the prior consent in writing of the Company any change shall occur in the ownership or control of the Franchisee which in the sole opinion of the Company is a material change.


12.02 The Franchisee shall have the right to terminate this Agreement at any time on giving at least 6 months prior notice in writing to the Company of the date of termination.


12.03 In addition to the rights of termination conferred upon the Company under Clause 12.01, the Company shall have the right to terminate this Agreement on 31st January 2003 or at any time thereafter subject to the Company giving the Franchisee at least 6 months prior written notice of the date of termination.


13.   CONSEQUENCES OF TERMINATION


13.01 On the termination of this Agreement (for whatever reason) all rights of the Franchisee hereunder shall terminate and the Franchisee shall immediately thereafter cease to use the Company's trade names and the System and every part thereof and shall forthwith deliver to the Company or otherwise dispose of as the Company directs all Products, Concentrate, promotional materials, packaging, stationery, and other items and materials related to the Franchise which are in the Franchisee's possession or control at termination. The Company shall grant credit or pay to the Franchisee the cost to the Franchisee of any such Products and Concentrate so returned or delivered in a fully usable condition.


13.02 The termination of this Agreement (for whatever reason) shall not affect the respective rights and liabilities of each of the parties hereto accrued prior to such termination.

14.   MINIMUM ANNUAL SALES EXPRESSED IN LITRES OF FINISHED DRINK


14.01 In the event that the minimum annual sales expressed in litres of Finished Drink as set out in Part 3 of the Schedule are not achieved by the Franchisee the Company shall have the right (but not the duty) to terminate this Agreement on giving at least 90 days notice in writing of termination to the Franchisee. Such notice must be given within 60 days of receipt by the Company of the certificate described in Clause 5.01(q).

14.02 In the event that the Franchisee imports direct from the Company products of the Company not specified in Part 1 of the Schedule, these may become subject to a separate Distribution Agreement and will not contribute to the sales expressed in litres of Finished Drink figures set out in Part 3 of the Schedule.

15.   STATUS OF AGREEMENT


Nothing in this Agreement shall constitute a partnership between the parties hereto or constitute the Franchisee an agent of the Company for any purpose whatever and the Franchisee shall have no authority or power to bind the Company or to pledge its credit.


16.   ENTIRE UNDERSTANDING


16.01 This Agreement embodies the entire understanding between the parties hereto and there are no promises, terms or conditions or obligations, oral or written, expressed or implied, other than those contained or referred to herein.


16.02 Any alteration to this Agreement shall only be effective if in writing and signed for and on behalf of both of the parties hereto.


17.   WAIVER


No failure or omission by the Company to enforce any of the terms of this Agreement shall be construed as a waiver of such terms.

18.   NOTICES


Any notice required to be given hereunder shall be sufficiently given if sent by facsimile, registered or recorded delivery post or left at the registered office for the time being of the party to whom notice is to be given. Any such notice shall be deemed to have been duly given
      (a)  if sent by post, on the seventh day following the day of posting and
      (b)  if sent by facsimile on transmission by the sender.


19.   DISPUTE RESOLUTION


If there should be any dispute among the parties hereto arising out of or relating to this Agreement, they will attempt in good faith to resolve the dispute through discussion among senior managers having authority to settle it. If the dispute is not resolved within 30 days of the start of such procedure, or such longer period as the parties hereto agree then it may be referred to litigation.


20.   GOVERNING LAW/CONSENT TO JURISDICTION


This Agreement and all that follows thereon shall be governed, interpreted and construed according to the Law of Scotland and both parties hereto agree to accept and prorogue the jurisdiction of the Court of Session in Edinburgh or the Sheriff Court of Glasgow and Strathkelvin at Glasgow.

SIGNED BY                  )                      /s/M. BARR
FOR AND ON BEHALF OF       )                      --------------------
THE COMPANY:               )                      Director


at:  Glasgow
   --------------------------
on:  18 June 1997
   --------------------------


WITNESSED BY:

Name:        /s/M. Hassan
             ------------------------
Address:     1306 Gallowgate
             ------------------------
             Glasgow
             ------------------------
             G31 4DS
             ------------------------

Occupation:  Transport Administrator
             ------------------------


SIGNED BY                  )                      /s/Peter Bordeaux
For and on behalf of       )                      --------------------
The Franchisee:            )                      Director (Duly Authorised)


At:  New Orleans, LA
   --------------------------
On:  30 June 1997
   --------------------------


WITNESSED BY:  /s/ J.L. Ake


Name:        James Ake
             ------------------------
Address:     One Galleria Boulevard
             ------------------------
             Suite 1714
             ------------------------
             Metairie, LA 70001  USA
             ------------------------

Occupation:  Chief Operating Officer
             ------------------------
             AmBrew International

     THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING FRANCHISE AGREEMENT

     BETWEEN A.G. BARR P.L.C. AND AMERICAN CRAFT BREWING INTERNATIONAL LTD




                                    PART I



                                 THE PRODUCTS
                                 ------------



                              Irn-Bru (Standard)

                               Irn-Bru ("Diet")



                                    PART 2

                     F 0 B PRICE SCHEDULE FOR CONCENTRATE
                     ------------------------------------


            $l450 per 1 x Irn-Bru Pack 500 and 1 x Irn-Bru Pack 120



                                    PART 3
                                    ------

          MINIMUM ANNUAL SALES EXPRESSED IN LITRES OF FINISHED DRINK
          ----------------------------------------------------------


        During each successive year following the Date of Commencement.



        YEAR 1                                      200,000 LITRES
        YEAR 2                                      400,000 LITRES
        YEAR 3                                      600,000 LITRES
        YEAR 4                                      800,000 LITRES



        Note:
        -----
        "Year 1" means the period from the Date of Commencement until 3lst January 1999;


        "Year 2" means the next twelve months after the expiry of Year 1; and so on.

                                    PART 4


                  SHARE OF ANNUAL MARKETING PLAN EXPENDITURE
                  ------------------------------------------


                                 COMPANY %      FRANCHISEE %

                  YEAR 1            50              50
                  YEAR 2            50              50
                  YEAR 3            50              50
                  YEAR 4            50              50


                  Note:
                  -----

                  "Year 1" means the period from the Date of Commencement until 31st January 1999;


                  "Year 2" means the next twelve months after the expiry of Year 1; and so on.